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                                                                     EXHIBIT 4.3

                           SI DIAMOND TECHNOLOGY, INC.
                              AMENDED AND RESTATED
                  1998 DIRECTORS AND OFFICERS STOCK OPTION PLAN



         1. DEFINITIONS. As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b)      "Company" shall mean SI Diamond Technology, Inc.

         (c) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company or, in the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

         (d) "Date of Grant" shall mean the date Options are granted to Officers or Directors pursuant to this Plan.

         (e)      "Director" shall mean any Director of the Company.

         (f)      "Effective Date of the Plan" shall mean May 11, 1998

         (g) "Fair Market Value" of a share of Common Stock on a particular date shall be deemed to mean:

                  (i) if the shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of the Common Stock on the principal such national securities exchange on that date, or if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported;

                  (ii) if the shares of Common Stock are not so listed but are quoted on the NASDAQ National Market System, the average of the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported;


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                  (iii)    if the Common Stock is not so listed or quoted, the
         average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or

                  (iv) in all other events, "Fair Market Value" shall be determined by the Board in good faith.

         (h)      "Officer" shall mean any Officer of the Company.

         (i) "Option" shall mean a non-qualified stock option to purchase Common Stock granted pursuant to the provisions of Article 5 hereof.

         (j) "Optionee" shall mean a Director or Officer to whom an Option has been granted hereunder.

         (k) "Option Price" shall mean the price at which an Optionee may purchase a share of Common Stock under a Stock Option Agreement.

         (l) "Plan" shall mean the SI Diamond Technology, Inc. Amended and Restated 1998 Directors and Officers Stock Option Plan, the terms of which are set forth herein.

         (m) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Common Stock in accordance with the Plan.

         (n) "Subsidiary" of the Company shall mean any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

         2.       THE PLAN.

         (a) Name. This Plan shall be known as the "SI Diamond Technology, Inc. Amended and Restated 1998 Directors and Officers Stock Option Plan."

         (b) Purpose. This Plan is intended as an incentive to retain and attract Directors and Officers of training, experience and ability to serve the Company and to afford such Directors and Officers of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service and to provide them additional incentives to achieve the growth objectives of the Company.

         (c) Termination Date. The Plan shall terminate and no further Options shall be granted hereunder upon the tenth anniversary, of the Effective Date of the Plan.

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         3.       ADMINISTRATION. The Plan shall be administered by the
Compensation Committee of the Board or by any other Committee appointed by the Board (the "Committee"), which Committee shall consist solely of two or more Non-Employee Directors ("Non-Employee Directors") as such are defined in Rule 16b-3, promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

         4. DESIGNATION OF PARTICIPANTS; AUTOMATIC GRANT OF OPTIONS. Each eligible Director and Officer of the Company shall receive options to purchase shares of the Company's Common Stock pursuant to the provisions of the Plan.

         5. STOCK OPTION AGREEMENT, OPTION GRANT AND NUMBER OF SHARES. Each Option granted hereunder shall be embodied in a Stock Option Agreement, which shall be subject to the terms and conditions set forth herein and shall be signed by the Optionee and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company. Each Option Agreement shall state the Options' number, duration, time of exercise, vesting schedule and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

         6. COMMON STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in Section 11 hereof, a total of 2,500,000 Shares of Common Stock shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan. The shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any parent or Subsidiary of the Company, in its treasury. The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance to an Optionee; provided, however, that shares of Common Stock with respect to which an Option has been exercised shall not again be available for any grant of options hereunder, pursuant to this Plan. Common Stock subject to Options that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares subject thereto are not issued to an Optionee shall immediately become available for the granting of Options.

         7. OPTION PRICE. The purchase price of each share of Common Stock that is subject to an Option granted pursuant to this Plan shall be at least 100% of the Fair Market Value of such share of Common Stock on the Date of Grant.

         8. OPTION PERIOD. Each Option granted pursuant to this Plan shall terminate and be of no force and effect with respect to any shares of Common Stock not purchased by the Optionee upon the expiration of the tenth anniversary of the Date of Grant.

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         9.       EXERCISE OF OPTIONS.

         (a) Unless otherwise determined by the Committee, Options granted pursuant to this Plan shall be exercisable, in full, upon the Date of Grant.

         (b) In the event an Optionee ceases to serve as a Director or Officer for any reason other than death, Disability, Retirement or a Change in Control, an Option held by the participant shall expire on the earlier of (i) the last day of the term of the Option and (ii) the date which is one month after the date of such termination. Upon the Optionee ceasing to serve as a Director or Officer by reason of death, Disability or Retirement, the Option held by such participant shall expire on the earlier of (i) the last day of the term of the Option and (ii) the date which is one year after the date of such termination. Upon the Optionee ceasing to serve as a Director or Officer by reason of a Change in Control, the Option held by such participant shall expire on its original expiration date. The term "Disability" with respect to a participant means physical or mental inability to perform the normal duties of his employment or engagement as determined by a physician, selected by the Committee, after examination of the participant; provided, however, that if such participant fails or refuses to cooperate in such examination, the determination of his Disability shall be made by the Committee in its sole discretion. The term "Retirement" with respect to a participant means the participant's termination in a manner which qualifies him or her to receive immediately payable retirement benefits under any retirement plan adopted or hereafter adopted by the Company, or which in the absence of any such retirement plan is determined by the Committee to constitute retirement.

         (c) An Option granted under the Plan shall be accelerated and become fully exercisable upon a Change in Control (as hereinafter defined) of the Company. For purposes of this Plan, a "Change of Control" shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; (b) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person's attaining such percentage interest;
(c) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

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         (d)      An installment of an Optionee's Option shall not become
exercisable on the otherwise applicable vesting date of such Award if the Optionee's date of termination occurs on or before such vesting date. Notwithstanding the foregoing sentence, an Option shall become fully and immediately exercisable upon (1) the death or Disability of the Optionee or (2) or the occurrence of a Change of Control.

         (e) An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Corporate Secretary or other corporate officer of the Company at its principal offices.

         (f) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise before any shares of Common Stock are issued. Such purchase price shall be payable in cash, which may be paid by check or other instrument acceptable to the Company. The Board may also provide for procedures to permit the exercise of Options by the use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Option, or by means of tendering theretofore owned Common Stock, valued at Fair Market Value on the date of exercise. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

         10. TRANSFERABILITY OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of non-qualified stock options to be on terms which permit transfer by such Director or Officer to (i) immediate family members, (ii) a trust or trusts for the exclusive benefit of such immediate family members, or (iii) a partnership in which such immediate family members are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Stock Option Agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (C) subsequent transfers of transferred Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Notwithstanding the foregoing, should the Committee provide that Options granted be transferable, the Company by such action incurs no obligation to notify or otherwise provide notice to a transferee of early termination of the Option. In the event of a transfer, as set forth above, the original Director or Officer is and will remain subject to and response for any applicable withholding taxes upon the exercise of such Options.


         11.      ADJUSTMENTS.

         (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures,

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preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Board may adjust proportionally (i) the number of shares of Common Stock reserved under these Options; and (ii) the exercise price of such Options. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, the termination of unexercised options in connection with such transaction.

         The foregoing adjustments and the manner of applications thereof shall be determined solely by the Board. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

         12. PURCHASE FOR INVESTMENT. Unless the Options and shares of Common Stock cov ered by this Plan have been registered under the Securities Act of 1933, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

         13. WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an Option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, an optionee may elect, by means of a form of election to be prescribed by the Committee, to have shares which are acquired upon exercise of an option withheld by the Company or tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time the amount of such taxes is determined in order to pay the amount of such tax obligations, subject to the following limitations:


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         (1)     such election shall be irrevocable; and

         (2) such election shall be subject to the disapproval of the Committee at any time.

Any Common Stock or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. Unless the Committee otherwise determines, the optionee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal and state withholding taxes resulting from the lapse of restrictions imposed on exercise of an option, from a transfer or other disposition of shares acquired upon exercise of an option or otherwise related to the Option or the shares acquired upon exercise of the option.

         14. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Committee may at any time terminate the Plan, and may at any time and from time to time, and in any respect, amend or modify the Plan, except that (a) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent or (b) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is otherwise required by applicable legal requirements.

         15. STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities laws.

         16. GOVERNMENT REGULATIONS. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting, systems as may be required.

         17. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

         18. EFFECTIVE DATE OF PLAN. This Plan, as hereby amended, shall be effective as of May 11, 1998.


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         19.      MISCELLANEOUS. The granting of any Option shall not impose upon the Company or Board any obligation to nominate any Optionee for election as a director, and the right of the stockholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

         20. RELATIONSHIP TO OTHER COMPENSATION PLANS. The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its Subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.

         21.      MISCELLANEOUS.

         (a) Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

         (b) Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         (c) Headings, etc., No Part of Plan. Headings of articles and paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.



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